UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 28, 2015

SunTrust Banks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

303 Peachtree Street, N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(404) 558-7711

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of SunTrust Banks, Inc. was held on April 28, 2015. Represented at the meeting were 461,088,471 shares of 524,797,778 eligible shares (87.9%). At the meeting, the shareholders of SunTrust took the following actions, and cast the following votes:
1. Shareholders elected the following persons as directors of SunTrust:

	For	Against	Abstain	Non-votes
Robert M. Beall, II	410,411,157	2,162,608	1,091,847	47,422,859
Paul R. Garcia	411,480,116	1,099,401	1,086,095	47,422,859
David H. Hughes	409,838,913	2,705,644	1,121,055	47,422,859
M. Douglas Ivester	408,714,464	3,833,595	1,117,553	47,422,859
Kyle Prechtl Legg	411,267,671	1,173,960	1,223,981	47,422,859
William A. Linnenbringer	411,446,723	1,129,093	1,089,796	47,422,859
Donna S. Morea	411,609,571	981,357	1,074,684	47,422,859
David M. Ratcliffe	411,674,266	901,352	1,089,995	47,422,859
William H. Rogers, Jr.	403,293,985	7,022,878	3,348,748	47,422,859
Frank P. Scruggs, Jr.	411,475,049	1,102,832	1,087,730	47,422,859
Thomas R. Watjen	411,267,576	1,300,734	1,097,303	47,422,859
Dr. Phail Wynn, Jr.	407,406,755	5,178,062	1,080,795	47,422,859
2. Shareholders approved (97.8% of the votes cast) the non-binding advisory vote ("say-on-pay") resolution regarding the compensation of the Company's executives as described in the Summary Compensation Table as well as in the Compensation Discussion and Analysis and the other executive compensation tables and related discussion.

	For	Against	Abstain	Non-votes
Say-on-Pay	402,500,874	9,209,266	1,955,473	47,422,859

3. Shareholders ratified (99.0% of the votes cast) the appointment of Ernst & Young LLP as independent auditors of SunTrust for 2015.

	For	Against	Abstain	Non-votes
Ratification of Auditor	455,319,081	4,576,213	1,193,176	0

4. Shareholders rejected (60.4% against to 39.6% for) the shareholder proposal.

	For	Against	Abstain	Non-votes
Shareholder proposal	162,955,625	248,139,391	2,570,596	47,422,859

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: April 29, 2015.	By: /s/ David A. Wisniewski
David A. Wisniewski,
Senior Vice President, Deputy General
Counsel and Assistant Corporate Secretary